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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference of our firm under the caption "Experts" in the Registration Statement of Sterling Commerce, Inc. (the "Company"), related to registration of 2,515,786 shares of common stock, par value $0.01 per share of the Company and to the incorporation by reference therein of our reports dated March 4, 1996, with respect to the consolidated financial statements and schedule of the Company included in its Registration Statement on Form S-1 (Registration No. 33-80595).



                                 /s/ Ernst & Young, LLP


Dallas, Texas
October 9, 1996